UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             Online Originals, Inc.
             (Exact name of registrant as specified in its charter)

         Nevada                                              98-0479983
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 (State of incorporation or organization)  (I.R.S. Employer Identification No.)



RPC 163 Sorrento,       British Columbia                              V0E 2W0
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 (Address of principal executive offices)                            (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

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       Title of each class                        Name of each exchange on which
       to be so registered                        Each class is to be registered
       to be so registered
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               N/A                                               N/A

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities  Act  registration  statement file number to which this form relates:
333-133347 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:


                                  Common Stock
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                                (Title of Class)


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                                (Title of Class)

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



Item 1.           Description of Registrant's Securities to be Registered.


Common Stock

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock with $0.001 par value. We are not authorized to issue any series or shares of preferred stock. Each record holder of common stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the By-Laws of Online.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the board of directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of Online, holders are entitled to receive, ratably, the net assets of the Company available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.


Item 2.           Exhibits


Number           Description
-----            -----------
3.1            * Articles of Incorporation.
3.2            * Bylaws.

*Incorporated   by  reference  to  the  Exhibits  filed  with  the  Registrant's registration statement on Form SB-2 on April 18, 2006.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



ONLINE ORIGINALS, INC., a
Nevada Corporation


Date: May 7, 2008
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By: /s/ Gaye Adams
    ----------------
Name:  Gaye Adams
Title:   President, CEO



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